Exhibit 21.1

List of Subsidiaries of the Company (1)

AccuMED Corp. (Delaware)	Lear Corporation France SAS (France)
AccuMED Holdings Corp. (Delaware)	Lear Corporation GmbH (Germany)
Autotech Fund II, L.P. (Delaware) (5.56%)	Lear Corporation Gothenburg AB (Sweden)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Holdings Spain S.L. (Spain)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation Ingenierie, S.A.S. (France)
CelLink Corporation (Delaware) (0.79%)	Lear Corporation Italia S.r.l. (Italy)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (69%)	Lear Corporation Japan K.K. (Japan)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Jarny, S.A.S. (France)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Loire, S.A.S. (France)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Cordelia Autoparts Sweden AB (Sweden)	Lear Corporation Martorell, S.L. (Spain)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa China Ltd. (China)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Pontevedra, S.L. (Spain)
Eagle Ottawa Foreign Holdings ApS (Denmark)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa Holdings Ltd. (Cayman Islands)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation Seating France Feignies SAS (France)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Seating France SAS (France)
Eagle Ottawa Warrington Ltd. (United Kingdom)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Evolved by Nature Inc. (Delaware) (5%)	Lear Corporation South East Asia Co., Ltd. (Thailand)
EXO Technologies Ltd. (Israel)	Lear Corporation Spain Alava, S.L. (Spain)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation UK Holdings Limited (United Kingdom)
Guangzhou Lear Automotive Components Co., Ltd (China) (50%)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Guilford Europe Limited (United Kingdom)	Lear Corporation Valenca, Lda. (Portugal)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
Guilford Mills Europe Limited (United Kingdom)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Guilford Mills Limited (United Kingdom)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
HB Polymer Company, LLC (Delaware) (10%)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear Dongshi Tachi-S Automotive Seating (Wuhan) Co., Ltd. (China) (25.5%)
Hyundai Transys Lear Automotive India Private Limited (India) (35%)	Lear East European Operations S.a.r.l. (Luxembourg)
Industrias Cousin Freres S.L. (Spain) (50%)	Lear EEDS and Interiors, LLC (Delaware)
Industrias Lear de Argentina SrL (Argentina)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Insys - Interior Systems SA (Argentina) (5%)	Lear European Holding S.L. (Spain)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Global Operations S.a.r.l. (Luxembourg)
Lear (China) Holding Limited (China)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear India Engineering, LLC (Delaware)
Lear (Shanghai) Auto Parts Technology Co., Ltd. (China)	Lear India Engineering, LLP (India)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear International Operations (Luxembourg)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Japan Engineering, LLC (Delaware)

Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Korea Engineering Yuhan Hoesa (Korea)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China)	Lear Korea Engineering, LLC (Delaware)
Lear Automotive India Private Limited (India)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Morocco Engineering, LLC (Delaware)
Lear Automotive Morocco SAS (Morocco)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Lear Philippines Engineering, LLC (Delaware)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Systems (Changshu) Co., Ltd. (China)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Canada (Canada)	Maniv Mobility II A, LP (Delaware) (7.8%)
Lear Canada Holding S.a.r.l. (Luxembourg)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Canada Investments ULC (Canada)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (0.7%)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Mezed Inversiones S.r.l. (Dominican Republic)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	MSeat Inc. (Korea) (0.186%)
Lear China Engineering, LLC (Delaware)	Navmatic, Inc. (Delaware) (20%)
Lear Corporation (Mauritius) Limited (Mauritius)	OOO Lear (Russia)
Lear Corporation (Nottingham) Limited (United Kingdom)	PT Lear Automotive Indonesia (Indonesia)
Lear Corporation (UK) Limited (United Kingdom)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation (Vietnam) Limited (Vietnam)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear Corporation Ara, S.L. (Spain)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation Ardasa, S.L. (Spain)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation Asientos S.L. (Spain)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Corporation Belgium CVA (Belgium)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China)
Lear Corporation Beteiligungs GmbH (Germany)	Silk Medical Aesthetics, Inc. (Delaware) (3.56%)
Lear Corporation Canada ULC (Canada)	Softwear Automation, Inc. (Georgia) (7.71%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation China Ltd. (Mauritius)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation d.o.o. Novi Sad (Serbia)	Techstars Corporate Partner 2017 LLC (Delaware) (37.5%)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Tempronics, Inc. (Delaware) (9.8%)
Lear Corporation Engineering Belgium B.V.B.A. (Belgium)	The Nanosteel Company, Inc. (Delaware) (3.46%)
Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation Engineering GmbH (Germany)	Trucks Venture Fund 2, LP (Delaware) (19.23%)
Lear Corporation Engineering Hungary Kft. (Hungary)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Engineering II GmbH (Germany)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Engineering Italy S.r.l. (Italy)	Xevo Inc. (Delaware)
Lear Corporation Engineering Morocco S.a.r.l. (Morocco)	Xevo Japan, LLC (Delaware)
Lear Corporation Engineering Poland Sp. z.o.o. (Poland)	Xevo K.K. (Japan)
Lear Corporation Engineering Slovakia s.r.o. (Slovak Republic)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation Engineering Spain S.L. (Spain)
(1) All subsidiaries are wholly owned unless otherwise indicated.